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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                      ----------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



              Date of earliest event reported: December 3, 1998



                            PRESIDENT CASINOS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


              Delaware            0-20840           51-0341200
          ---------------    ----------------    ----------------
          (State or other    (Commission File    (I.R.S. Employer
          jurisdiction of         Number)         Identification
           organization)                              Number)


           802 North First Street, St. Louis, Missouri    63102
         ---------------------------------------------------------
            (Address of principal executive offices)    (Zip code)

                              (314) 622-3000
             ---------------------------------------------------
             (Registrant's telephone number, including area code)

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Item 5.  Other Events.

  On December 4, 1998, President Casinos, Inc. ("President") announced that it had repurchased $25 million of its 13% senior notes. The repurchased notes will be used to satisfy the $25 million principal payment due September 15, 1999 on President's originally outstanding $100 million 13% senior notes. The repurchase was funded by the issuance of $25 million of new 12% notes. The new 12% notes have no mandatory redemption obligation, mature on September 15, 2001, and are to be secured by mortgages on two of the President's vessels, the "Admiral" and the "New Yorker", as well as subsidiary guarantees.

Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.  Not applicable.

(b)  Pro forma financial information. Not applicable.

(c)  Exhibits.  See Exhibit Index.

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                                 SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 15, 1998

                                 PRESIDENT CASINOS, INC.

                                 By:/s/ James A. Zweifel
                                 -------------------------------------------
                                 James A. Zweifel, Executive Vice President
                                 and Chief Financial Officer

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                                 EXHIBIT INDEX

Exhibit
Number     Description

  10.1 Agreement to Exchange Securities, dated December 3, 1998 by and among President Casinos, Inc., President Riverboat Casino-Iowa, Inc., President Riverboat Casino-Missouri, Inc., The President Riverboat Casino-Mississippi, Inc., TCG/Blackhawk, Inc., P.R.C.- Louisiana, Inc., President Riverboat Casino-New York, Inc., President Casino New Yorker, Inc., PRC Holdings Corporation, PRC Management, Inc., PRCX Corporation, President Riverboat Casino-Philadelphia, Inc., Vegas, Vegas, Inc., and The Connelly Group, L.P. and each holder of the Company's 13% Senior Exchange Notes due 2001.

  10.2 Indenture dated as of December 3, 1998, among President Casinos, Inc., President Riverboat Casino-Iowa, Inc., President Riverboat Casino-Missouri, Inc., The President Riverboat Casino-Mississippi, Inc., TCG/Blackhawk, Inc., P.R.C.-Louisiana, Inc., President Riverboat Casino-New York, Inc., President Casino New Yorker, Inc., PRC Holdings Corporation, PRC Management, Inc., PRCX Corporation, President Riverboat Casino-Philadelphia, Inc., Vegas, Vegas, Inc. and The Connelly Group, L.P., and U.S. Trust Company of Texas,
           N.A.

  99       Press Release, dated December 4, 1998.

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